April 3, 2014


SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American Depositary Shares evidenced
by the American Depositary Receipts of
Thai Tap Water Supply
(Form F6 File No 333182565)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York Mellon, as Depositary for securities against which American Depositary
Receipts (ADRs) are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in name from Thai Tap
Water Supply to TTW Public Company Limited.
As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement, the Prospectus consists of the ADR certificate with the revised name change for Thai
Tap Water Supply.
The Prospectus has been revised to reflect the new name as follows:
TTW Public Company Limited
Please contact me with any questions or
comments at 212 8152301.


Paul Brophy
Senior Associate
The Bank of New York Mellon  ADR Division


Encl.
CC: Paul Dudek, Esq. (Office of International
Corporate Finance)






101 Barclay Street
22nd Floor
New York, NY 10286


Depositary Receipts